                                                                   EXHIBIT 10.17

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission.  Asterisks denote omissions.

                      LICENSE AGREEMENT NUMBER 4999RL0930
                                               ----------


This agreement and its attachments, which are hereby incorporated by this reference, ("Agreement") is entered into by and between Network Engines, Inc., with a place of business at 61 Pleasant Street, Randolph, Massachusetts ("NEI") and International Business Machines Corporation, a New York Corporation with a place of business at 3039 Cornwallis Road, Research Triangle Park, North Carolina ("IBM") and is made effective as of July 19, 1999. Now therefore, in consideration of the mutual provisions contained herein, NEI and IBM (the "Parties") agree to the following terms and conditions.

The purpose of this Agreement is to set forth the terms and conditions pursuant to which NEI shall license the "Manufacturing Package".

The term of this Agreement ("Term") shall be from July 1, 1999 to January 31, 2002, unless terminated earlier as set forth herein.

The provisions of this Agreement, including Attachments 1 and 2 that have been incorporated herein by reference, constitute the entire agreement between the Parties and supersede all prior intentions, proposals, understandings, communications and agreements, oral or written, relating to the subject matter of this Agreement. This Agreement will not be binding upon the Parties until it has been signed by each party's authorized representative.

This Agreement may be signed by each party's respective duly authorized representative in one or more counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one single agreement between the Parties hereto. Once signed, any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original, unless prohibited by local law.

The Parties hereto have caused this Agreement to be signed by their respective duly authorized representatives.


ACCEPTED AND AGREED TO:              ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS               NETWORK ENGINES, INCORPORATED
MACHINES CORPORATION



/s/ Stephen R. Villanuez        7/07/99    /s/ Lawrence A. Genovesi      7/19/99
---------------------------------------    -------------------------------------
Authorized Signature             Date      Authorized Signature           Date

    Stephen R. Villanuez                       Lawrence A. Genovesi
---------------------------------------    -------------------------------------
Printed Name                               Printed Name

    Director, OEM Procurements                 President
---------------------------------------    -------------------------------------
Title                                      Title

1.0 DEFINITIONS
---------------

The singular and plural uses of the capitalized terms listed below will have the following meanings in this Agreement.

1.1 "Corrections" shall mean any modification or revision, other than "Enhancements," to the Manufacturing Package that correct Errors contained therein.

1.2 "Derivative Work" shall mean a work that is based upon one or more preexisting copyrighted works, such as a revision, Enhancement, modification, translation, abridgement, condensation, expansion, compilation or any other form in which such preexisting work may be recast, transformed or adapted.

1.3 "Designee" shall mean a manufacturer authorized in writing by IBM to manufacture the Product using the Manufacturing Package.

1.4 "Enhancements" shall mean changes or additions to the Manufacturing Package that improve function, add new function, improve performance, or that are otherwise included in any revisions, releases, updates, new versions, or other changes to the Manufacturing Package. Enhancements to the Manufacturing Package do not include separate software modules or programs developed by NEI that are not essential to the basic operation of the Product as defined in Attachment 1, nor do they include add-in hardware components developed by NEI such as plug-in daughter boards or PCI adapter cards or external hardware attachments, other than any that are defined in Attachment 1.

1.5 "Error" shall mean any patent or latent (a) mistake, problem or defect in the Manufacturing Package that causes the Product, when manufactured in compliance with the Manufacturing Package as delivered by NEI, to fail to perform in accordance with the Product specifications and requirements defined in this Agreement or (b) incorrect or incomplete statement or diagram in documentation included in or with the Manufacturing Package that may cause the Product, when manufactured in compliance with the Manufacturing Package as delivered by NEI, to fail to perform in accordance with the Product specifications and requirements defined in this Agreement.

1.6 "Manufacturing Package" shall mean those documentation, materials, items, Corrections, Enhancements, education, and other know-how relating to the Product that NEI prepares for or delivers to IBM or its assigns or Designees, including but not limited to all things described in Attachment 1.

1.7 "Product" shall mean a server computer which performs in accordance with the Product specifications and requirements defined in this Agreement when produced using the Manufacturing Package, or Derivative Works of the Manufacturing Package. The Product also includes object code and documentation, owned or licensable by NEI, which NEI includes with or is required for the proper functioning of the Product.

2.0  GRANT OF RIGHTS AND LICENSES
---------------------------------

NEI grants to IBM, IBM subsidiaries, its and their successors, Designees and permitted assigns, a worldwide, nonexclusive, non-transferable, right and license to:

(a) under all copyrights and mask work rights in or related to the Manufacturing Package and Product, to use, execute, preload, reproduce, distribute copies of (internally and/or externally), prepare Derivative Works, display and/or perform all, and/or any portion of the Manufacturing Package, the Product and/or said Derivative Works in connection with the development, manufacture, distribution and sale of Products and/or Derivative Works in accordance with the terms of this Agreement;

(b) under any trade secret, patent application and/or patent owned and/or licensable by NEI to make, have made, use, have used, lease, sell, offer to sell, import and/or otherwise transfer each Product either alone and/or in combination with equipment or software or both, and/or to practice and/or have practiced any process and/or method;

(c) sublicense users and distributors to use, execute, distribute, display, perform, have used, lease, sell, offer to sell, import and/or otherwise transfer each Product either alone and/or in combination with equipment or software or both, and/or to practice and/or have practiced any process and/or method associated therewith.

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission.  Asterisks denote omissions.

(d) to use, execute, make, have made, have used, perform, reproduce and prepare Derivative Works, of source code and Derivative Works of source code either alone or in combination with equipment or software or both, and/or to practice and/or have practiced any process and/or method associated therewith.

Any license to use the Product name(s), logos, trade names, service names, trademarks, and/or service marks used by NEI to identify and/or promote the Product, including any portions thereof shall be negotiated under a separate agreement. Notwithstanding any other provisions of this Agreement, NEI shall have no right to use the trademarks, trade names, or product names of IBM or its subsidiaries directly or indirectly in connection with any product, promotion or publication without the prior written approval of IBM.


3.0 NEI'S RESPONSIBILITIES AND DELIVERABLES
-------------------------------------------

3.1 Manufacturing Package. NEI shall deliver to IBM and/or its Designees the Manufacturing Package.

     IBM shall have the right to review the Manufacturing Package, however, such review shall be at IBM's sole discretion. Notwithstanding anything contained herein to the contrary, IBM and/or Designees shall be solely responsible for reviewing and accepting the Manufacturing Package and determining the acceptability of the Manufacturing Package and its compliance with any specifications reasonably related thereto set forth on Attachment 1.

3.2 Manufacturing Authorization. NEI shall deliver the Manufacturing Package to, and authorize use of the Manufacturing Package by, Designees per the terms of the Letter Authorization included as Attachment 2.

3.3 Compatibility. NEI shall use reasonable commercial efforts such that the Products produced using the Manufacturing Package shall be compatible with the IBM related product offerings set forth on Attachment 1, and NEI agrees to comply with all reasonable testing requirements suggested by IBM to ensure such compatibility, and NEI shall perform all commercially reasonable Corrections and Enhancements and do all other commercially reasonable things necessary to ensure such compatibility in a timely manner.

NEI agrees to use commercially reasonable efforts to provide the Enhancements set forth on Attachment 1 in order to keep the Product compatible with the most current Intel processor. The activities, deliverables and schedules related to an Intel processor change and the time at which no further Enhancements will be made to the Product defined under this license shall be determined by mutual agreement of both parties and included in this Agreement by duly executed amendment.

3.4 Certificate of Originality. Upon IBM request, NEI shall promptly provide IBM with a signed certificate of originality (in the form attached hereto as Attachment 3) in support of the Manufacturing Package.

3.5 Support. NEI shall provide to IBM or a Designee (a) Corrections to the Manufacturing Package such that the Product produced from the Manufacturing Package shall comply with all requirements set forth in this Agreement. NEI shall provide these Corrections as soon as practicable after the Corrections are available and in accordance with the parameters set forth below in this subsection, but in no event later than the general availability of such Corrections, and NEI shall reimburse IBM, upon IBM's request, for the reasonable, actual cost to replace defective Products of IBM's end users, Designee and in IBM, IBM subsidiaries' and distributors' inventories if it is determined that an Error in the Manufacturing Package caused such defective Products, provided, however, in no event shall such reimbursement exceed the greater of either the royalty amount paid by IBM to NEI in connection with such Products or $[**] Million dollars, and (b) NEI's normal complete service support of the Product that it makes available to its other licensees of the Manufacturing Package, and shall also provide the following minimum service support:

     (1) support IBM regarding the determination of whether there is or is not an Error in the Manufacturing Package; and
     (2) use commercially reasonable efforts to isolate all Errors in the Manufacturing Package, and promptly provide Corrections to IBM and IBM's Designee in accordance with the parameters set forth below:

          (a) for Errors that result in an emergency condition that causes critical impact to IBM schedule or that makes performance or continued performance of any feature or function impossible or impracticable ("Severity Level 1 Error" or "SL1 Error"), NEI shall use reasonable efforts to provide Corrections within 24 hours of the earlier of NEI discovering the SL1 Error or being informed of the SL1 Error by IBM, a Designee or any IBM subsidiary.
          (b) for Errors that significantly affects an IBM schedule or which makes the performance or continued performance of any feature or function difficult that cannot be circumvented or avoided on a temporary basis by the end user ("Severity Level 2 Error" or "SL2 Error"), NEI shall use reasonable efforts to provide Corrections within 5 calendar days ("Days") of the earlier of NEI discovering the SL2 Error or being informed of the SL2 Error by IBM, a Designee or any IBM subsidiary.
          (c) for Errors that are not critical in that performance can be continued without difficulty or loss of data by easy circumvention or avoidance by the end user ("Severity Level 3 Error" or "SL3 Error"), NEI shall use commercially reasonable efforts to provide correction within 15 Days of the earlier of NEI discovering the SL3 Error or being informed of the SL3 Error by IBM, a Designee or any IBM subsidiary.
          (d) for Errors that are minor which can be easily avoided or circumvented by the end user ("Severity Level 4 Error" or "SL4 Error"), NEI shall use commercially reasonable efforts to provide corrections within 45 Days of the earlier of NEI discovering the SL4 Error or being informed of the SL4 Error by IBM, a Designee or any IBM subsidiary.

     NEI shall use commercially reasonable efforts to prepare Corrections in a manner that will be technically practical for IBM to distribute such Corrections either separate from the Product or as a replacement for the entire Product. Notwithstanding anything contained herein to the contrary, NEI shall not be required to provide any service or support to any IBM distributors or end users.

3.6 Enhancements. If NEI develops Enhancements to the Manufacturing Package, NEI shall provide said Enhancements to IBM and Designees as soon as they are available, but in no event later than their general availability.

3.7 Schedules. NEI shall use commercially reasonable efforts to meet all schedules set forth herein and as may otherwise be mutually agreed upon in writing between the Parties.


4.0 IBM RESPONSIBILITIES
------------------------

4.1 Royalty. If IBM or any IBM subsidiary announces, markets, and distributes a product offering that includes the Product, IBM agrees to pay NEI a royalty as set forth in Attachment 1. Except as expressly set forth in Attachment 1, IBM shall not be responsible for any royalties or other payments. Any amount not paid when due shall bear a late payment charge, until paid, at the rate of 1.5% per month or, if lesser, the maximum amount permitted by law. NEI shall be solely responsible for all other costs and expenses associated with its performance and other obligations hereunder.

4.2 Royalty Reductions. IBM may request a lower royalty for the Product when a product offering requires a substantial discount. If NEI agrees, in its sole and absolute discretion, both Parties will sign a letter specifying the product offering and its lower royalty payments.

4.3 Currency & Taxes. All prices are expressed and all payments shall be made in United States currency, and NEI shall not include sales or other taxes that are imposed on IBM or any IBM subsidiary in connection with the use of the Manufacturing Package or the sale and distribution of Products, which taxes shall be the sole responsibility of IBM. Except for such applicable taxes, NEI shall have sole responsibility for the payment of all taxes and duties imposed by all governmental entities (other than any taxes based upon the income of IBM or its subsidiaries) on the transactions contemplated hereby.

4.4 Payment Logistics. The contract coordinators set forth in subsection 9.7 shall coordinate and communicate any additional logistics required in support of royalty administration.

4.5 Recordkeeping and Audit Rights. Each Party will maintain (and provide to the other Party upon request) relevant royalty records to support invoices under this Agreement and proof of required permits and professional licenses, as applicable, for a period of time as required by local law, but not for less than two (2) years following the date any royalties are due under this Agreement. All accounting records relevant to obligations under sections 4.1 and 5.0(k) of this Agreement will be maintained in accordance with generally accepted accounting principles.

     Each Party may, no more often than one (1) time per year, at its own expense and with reasonable written prior notice (not to be less than 60 days), cause an audit of the other Party's records as described in this subsection to be performed by an independent auditor reasonably acceptable to both Parties. The independent auditor fees charged for such services will be mutually agreed upon in advance of the audit. The audit shall be for the purpose of confirming the accuracy of the payment of royalties in accordance with this Agreement.

     The auditor will execute the appropriate standard confidentiality agreement with the Party being audited and will report to the Party causing the audit only such information obtained during the course of such audit as is necessary to determine whether the payments made by IBM or royalties charged by NEI hereunder were correct. To facilitate the audit, the Party being audited will give the independent auditor reasonable access, during normal business hours, to such records and documentation as described in this subsection.

     Any such audit caused by NEI shall be at the expense of NEI, unless such audit discloses an underpayment by IBM in excess of ten percent (10%) of all payments due, in which case IBM shall reimburse NEI for such expenses and NEI shall be entitled to audit IBM again during the same year. If the audit discloses any underpayment by IBM, IBM shall promptly make payment to NEI of such underpayment together with the interest provided in Section 4.1.

     Any such audit caused by IBM shall be at the expense of IBM, unless such audit reveals that a more favorable effective royalty rate has been or is being offered by NEI to any third party who licenses the Manufacturing Package on substantially similar terms and conditions, in which case NEI shall reimburse IBM for such expenses and repay IBM for the amount in overpaid royalties and IBM shall be entitled to audit NEI again during the same year.

4.6 IBM agrees that, subject to existing applicable supplier agreements and approval from such suppliers, it will use commercially reasonable efforts to extend to NEI IBM component, commodity and manufacturing costs for Products labeled with the NEI logo to be manufactured in the same location as Products manufactured for IBM.

4.7 Both parties agree that they will work together to qualify NEI's software to be listed on IBM's "Server Proven" supplier list as soon as reasonably practicable. The responsibilities of each party shall be later defined in a separate agreement.

5.0 WARRANTIES
--------------

NEI represents and warrants that at all times:

(a) The Manufacturing Package shall, as delivered by NEI: (1) conform to all descriptions, specifications and requirements set forth in this Agreement related to the Manufacturing Package; and (2) be free of all Errors. IBM's sole remedy, and NEI's sole obligation, with respect to a breach of this warranty shall be that those Products that fail to perform in accordance with the Product specifications defined in this Agreement shall, at IBM's sole discretion, be repaired or replaced (under a return merchandise authorization, RMA, which shall be issued by NEI) by NEI, which repair or replacement shall be commenced within 5 Days of IBM's written notification to NEI, and NEI agrees to reimburse IBM for all reasonable costs and expenses associated with the replacement of Products, including, without limitation, all costs and expenses associated with problem diagnosis and the replacement of Products at IBM, its subsidiaries, Designees, and its and their distributors and customers; provided, however, that in no event shall NEI's liability for such costs and expenses exceed the greater of either the royalty amount paid by IBM to NEI in connection with such Products or

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission.  Asterisks denote omissions.

     $[**] dollars.

(b) NEI shall not deliver any item or process (including, without limitation, the Manufacturing Package) to IBM that infringes any US patents that have been issued prior to the date hereof, utility models, design registrations, copyrights, mask work rights, trade secrets, or moral rights. If NEI knows or becomes aware of any such actual or threatened infringement, NEI agrees to promptly notify IBM in writing of such actual or threatened infringement per Section 9.8 of this Agreement.

     In the event NEI notifies IBM or IBM reasonably determines that the Manufacturing Package and/or Product infringe a valid and enforceable US or foreign patent, utility model, design registration, copyright, mask work right, trade secret, or any other intellectual property right, IBM will have the right to terminate this Agreement for material breach, without any cost or liability to IBM, unless NEI is able to, within 30 Days of IBM's termination notice to NEI, (a) secure the needed rights and licenses regarding such infringed intellectual property or (b) modify the Manufacturing Package and/or Product to be noninfringing. If NEI modifies the Manufacturing Package and/or Product to be noninfringing, such modified Manufacturing Package and/or Product must meet all specifications and requirements in this Agreement to IBM's reasonable satisfaction, and such modifications must be approved by IBM in writing.

(c) NEI is the owner of the Manufacturing Package or has all sufficient rights to grant the rights and licenses granted in this Agreement., NEI maintains records to substantiate such ownership and/or rights and licenses. NEI is solely responsible for any royalties or for any other payments to any third party due to IBM's exercise of IBM's rights and licenses granted in this Agreement.

(d) NEI has obtained all necessary consents of individuals or entities required for the use of names, likenesses, voices, and the like in the Manufacturing Package.

(e) NEI has entered into written agreements with its employees, contractors, licensees or other applicable third parties, as necessary for it to comply with all of its material obligations under this Agreement.

(f) NEI has no obligation or restriction, nor will it assume any such obligation or restriction, that would in any way interfere or be inconsistent with or present a conflict of interest concerning its performance under this Agreement.

(g) NEI and the Manufacturing Package are: (1) in compliance with all applicable governmental laws, statutes, ordinances, administrative orders, certifications, rules and regulations (including, but not limited to all those related to health, safety, environmental and all importing and exporting) to allow IBM, its subsidiaries and its and their distributors to use the Manufacturing Package and distribute the Product world-wide; and
     (2) not subject to any import or export restrictions.

(h) The Manufacturing Package and any supporting deliverables do not contain any harmful code (including but not limited to viruses, worms or other self-replicating or self-propagating programming) that can damage, interfere with or otherwise adversely affect computers, programs or files without the consent or intent of the computer user, and that NEI shall enforce procedures to prevent any such harmful code from being incorporated into the Manufacturing Package and shall promptly notify IBM of any knowledge or suspicion of NEI of any incorporation of such harmful code into the Manufacturing Package.

(i) In the event that a more favorable effective royalty rate is granted by NEI during the Term to any third party who licenses the Manufacturing Package on substantially similar terms and conditions, NEI shall immediately offer such royalty rates, terms and conditions to IBM. Such changes will be effective as of the date the royalty decrease or improved terms are granted and will apply to all royalties due from IBM after that date.

(j) NEI shall maintain comprehensive general liability insurance for all reasonable claims that might arise from NEI's activities under this Agreement.

(k) The Manufacturing Package is Year 2000 ready such that it, and the resulting Product, are capable of correctly processing, providing, receiving and displaying date data, as well as exchanging accurate date data with all products which are also Year 2000 ready with which the Product is intended to be used within and between the twentieth and twenty-first centuries;

(l) NEI shall promptly comply with all obligations, duties and responsibilities set forth in this Agreement.

(m) The Manufacturing Package is euro-ready such that the Product will correctly process, send, receive, present, store, and convert monetary data in the euro denomination, respecting the euro currency formatting conventions (including the euro symbol, as applicable);

NEI shall provide IBM prompt written notice of any change that may affect its representations and warranties.

EXCEPT AS EXPRESSLY PROVIDED ABOVE IN THIS SECTION 5, THE MANUFACTURING PACKAGE IS BEING PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND AND NEI HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE MANUFACTURING PACKAGE INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

6.0 INDEMNIFICATION
-------------------

NEI agrees to protect, defend, hold harmless and indemnify IBM, IBM subsidiaries and its and their successors, permitted assigns, distributors, end users and other customers from and against any and all claims, damages, actions, liabilities, losses, costs and expenses arising out of any third party claim of actual or alleged:

(a) infringement by the Manufacturing Package or Product, of any patent, copyright, mask work right, trademark, trade name, trade secret, or other intellectual property or similar rights;

(b)  unlawful or unfair trade practices or competition attributable to NEI;

(c) violation by NEI, or Manufacturing Package provided by NEI, of any administrative order, rule or regulation of any country where the Product is distributed; or

(d) damage to any property, personal injury, death, or any other damage or loss by whomever suffered, resulting from any actual or alleged defect or from an Error in the Manufacturing Package.

Notwithstanding the foregoing, NEI shall have no indemnification obligation or liability under this Section 6 to the extent that any such claim is based upon
(i) the manufacture, use, distribution or sale of a Product that is not manufactured in accordance with the Manufacturing Package and specifications provided by NEI (or in accordance with changes to the Manufacturing Package for which NEI's contract administrator (as defined by this Agreement) has provided documented approval), if such claim could have been avoided by such compliance,
(ii) use of the Manufacturing Package or Products in combination with other devices or products in a manner for which they were not designed or intended by NEI, or (iii) use of the Products in a manner for which they were not designed or intended by NEI.

IBM agrees to defend, hold harmless and indemnify NEI from and against any and all costs, damages and expenses arising out of any third party claim for IBM's breach of an IBM warranty provided with a Product to such third party, excluding those claims which would be covered under NEI's indemnification to IBM or which are caused by a breach of this Agreement by NEI.

The indemnifying party shall pay all damages, expenses, costs, including but not limited to reasonable attorneys' fees resulting from all such claims or proceedings regardless of who the claims are filed against, provided that such payment shall be contingent on: (i) notice by the indemnified party to the indemnifying party in writing of such claim to enable the indemnifying party to defend or mitigate the same; (ii) cooperation by the indemnified party with the indemnifying party in the defense thereof, of which the indemnifying party shall have control at the indemnifying party's expense; and (iii) the indemnified party obtaining the indemnifying party's prior written approval of any settlement by the indemnified party of such matters (which approval shall not be unreasonably withheld). Notwithstanding the above, the indemnified party shall have the right, but not the obligation, at its sole discretion, to participate in any such defense at its own expense.

In addition to NEI's indemnification obligations, if an infringement claim appears likely or is made for which NEI has indemnification obligations hereunder, NEI will use commercially reasonable efforts to immediately obtain the necessary rights and licenses for IBM, IBM subsidiaries and its and their successors, permitted assigns, distributors, end users and other customers to continue to distribute, license and exercise all other rights and licenses described in this Agreement on an uninterrupted basis. If after using commercially reasonable efforts, NEI cannot obtain such rights and licenses, then, at IBM's option, NEI shall use commercially reasonable efforts to modify or replace the Manufacturing Package with a non-infringing version, subject to IBM's technical approval of such modified or replaced Manufacturing Package and subject to such Manufacturing Package complying with all specifications and requirements described in this Agreement. If obtaining such rights and such modification or replacement are not reasonably available to NEI, then NEI may terminate IBM's license hereunder to the allegedly infringing item unless IBM agrees to waive NEI's indemnification obligation with respect to the actual or alleged claim. NEI agrees to reimburse IBM for all reasonable costs and expenses associated with the replacement of infringing Products, including, without limitation, all reasonable costs and expenses associated with problem diagnosis and the replacement of Products at IBM, its subsidiaries, and its and their distributors and customers. Said actions in this paragraph and any IBM approvals shall not relieve NEI of its indemnification or other obligations. IBM shall also have all other remedies available at law, in equity and in this Agreement.

Regarding claims that, in IBM's sole reasonable opinion, cannot be defended separately, NEI agrees to participate with IBM and IBM's other licensors and suppliers in the defense of such claims that may be affected by or which may relate to a potential claim for which NEI is obligated to indemnify IBM, and NEI will share, on a pro rata basis, in all damages, expenses, costs, and/or judgments.

7.0 LIMITATION OF LIABILITY
---------------------------

EXCEPT AS MAY ARISE UNDER SECTION 6 AND EXCEPT AS MAY ARISE DUE TO A BREACH OF CONFIDENTIALITY BY EITHER PARTY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS, OR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES EVEN IF ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT AS MAY ARISE UNDER SECTION 6 AND EXCEPT AS MAY ARISE DUE TO A BREACH OF CONFIDENTIALITY BY EITHER PARTY, IN NO EVENT SHALL EITHER PARTIES TOTAL AGGREGATE LIABILITY HEREUNDER EXCEED THE GREATER OF EITHER THE AMOUNT PAID AND OWING BY IBM TO NEI HEREUNDER OR $[**] DOLLARS.

8.0 TERMINATION
---------------

Either party may terminate this Agreement, without liability for such termination, for material breach by the other party or in the event that the other party becomes insolvent, files or has filed against it a petition in bankruptcy or undergoes a reorganization pursuant to a petition in bankruptcy ("Cause"). Such termination shall become effective 30 Days after receipt of written termination notice, unless the party receiving such notice remedies the cause cited in such notice within such 30 Day period. In the event IBM terminates this Agreement for Cause (except for a termination pursuant to Section 5(b)), in addition to all other remedies IBM has at law, in equity or this Agreement, all rights and licenses granted to IBM hereunder shall immediately become royalty-free and fully-paid-up for the Term.

IBM may terminate this Agreement, without liability, for convenience, at any time, by providing NEI written termination notice, and such notice shall be effective immediately upon NEI's receipt of such notice, unless the notice provides for a longer period.

9.0 GENERAL
-----------

9.1 Confidential Information. Neither party has an obligation of confidentiality for information exchanged under this Agreement. Should the Parties desire to exchange confidential information, it shall be addressed under the separately signed written agreement for exchange of confidential information, Confidential Disclosure Agreement (CDA) #4999RL0613, which is incorporated herein by reference.

9.2 Public Disclosure. Each party agrees not to disclose to any third party the terms or the existence of this Agreement, without the express written consent of the other party (any such written consent shall require, at a minimum, a prior written confidential obligation by such third parties), which consent shall not be unreasonably withheld, except as may be required by law or government rule or regulation, or to establish the disclosing party's rights under this Agreement, or to any potential investor or acquirer of the disclosing party or its affiliates; provided, however that if a party is seeking to disclose such information for any reason, then such party shall limit the disclosure to the extent required, shall allow the other party to review the information to be disclosed prior to such disclosure, and shall apply, where available, for confidentiality, protective orders, and the like. Such review by the other party shall not be construed to make such party responsible for the contents of the disclosure and the disclosing party shall remain solely responsible for such contents.

     Notwithstanding the foregoing, IBM acknowledges the desire of NEI to make a public announcement of the existence of a relationship between NEI and IBM and agrees to allow NEI to make such public announcement, in a form to be reasonably mutually agreed upon by both parties, no later than thirty (30) days after the date of execution of this Agreement.

9.3 Freedom of Action. Nothing in this Agreement shall be construed as: (1) prohibiting or restricting either party or their subsidiaries from independently developing, having developed independently, acquiring, licensing, distributing or marketing products, services and other materials which are competitive in any form with the Product, (2) guaranteeing that either party or their subsidiaries shall announce, or otherwise offer for sale or lease, any product or service, including but not limited to the Product; or (3) affecting either party's pricing of products or services, including but not limited to the Product. Nothing in this Agreement obligates IBM, IBM subsidiaries or distributors to announce or market Products that incorporate the Manufacturing Package in any quantity or in any particular manner of resale. Resale or marketing activities may be commenced or discontinued at the sole discretion of IBM, without notice to NEI. Each party is free to enter into similar agreements with other parties.

9.4 Relationship of the Parties. Each party is acting solely as an independent company. This Agreement shall not be construed to establish any form of partnership, agency, franchise or joint venture of any kind between NEI and IBM, nor to constitute either party as the agent, employee, legal representative, or any other form of representative of the other. This Agreement shall not be construed to provide for any sharing of profits or losses between the Parties. Each party acknowledges that it has not relied on any promises, inducements, representations or other statements made by the other party regarding the commercial viability, profitability or success in the market place of any Products or services, and that each party's decision to enter into this Agreement is made independently from the other party.

9.5 Governing Law and No Jury Trial. This Agreement shall be governed by, and the legal relations between the Parties hereto shall be determined in accordance with, the substantive laws of the State of New York, without regard to any conflict of laws principles, as if this Agreement was executed in and fully performed within the State of New York. The United Nations' Convention on International Sale of Goods shall not apply to this Agreement. Each party hereby waives any right to a trial by jury in any dispute arising under or in connection with this Agreement, and agrees that any dispute hereunder shall be tried by a judge without a jury. For litigation between the parties pertaining to this Agreement, the prevailing party shall be entitled to recover its attorneys fees.

9.6 Assignment. No right, interest, privilege or obligation of this Agreement shall be assigned or delegated by either party, without the other party's prior written permission. Notwithstanding the foregoing, no such consent shall be required for the assignment and delegation of this Agreement by a party to another entity pursuant to any merger or consolidation of such party with or into such entity if the holders of stock of such party continue to hold immediately following such merger or consolidation at least a majority of the voting power of the stock of the surviving entity. Any act in derogation of the foregoing will be null and void.

9.7 Force Majeure. If because of act of God, accidents, fire, lockout, strike or other labor dispute, riot or civil commotion, act of public enemy, enactment, rule, order or act of any government or governmental authority, failure of technical facilities, failure or delay of transportation facilities, or other cause not reasonably within its control, either party to this Agreement is materially hampered in the performance in the performance of its obligations hereunder, then, for the duration of such contingency or, if shorter, for a period not exceeding 3 (three) months, such party may suspend its obligations hereunder by notice to the other party to such effect. If any such contingency shall have continued in effect for 3 (three) months or more from the date of notice thereof as aforesaid, the party receiving notice may at any time thereafter terminate this Agreement forthwith by serving notice to such effect.

9.8 Communications and Notice. All communications between the Parties under this Agreement shall be carried out through or under the supervision of the following contract coordinators:

--------------------------------------------------------------------------------
              IBM Contact Information               NEI Contact Information
              -----------------------               -----------------------
--------------------------------------------------------------------------------
Contact Name        Brett Lawrence                     William Elliott
--------------------------------------------------------------------------------
     Address      3039 Cornwallis Rd                 61 Pleasant Street
--------------------------------------------------------------------------------
     Address        RTP, NC 27709                    Randolph, MA 02368
--------------------------------------------------------------------------------
   Mail Stop         B002 / GG221                            n/a
--------------------------------------------------------------------------------
   Telephone         919-543-1551                        781-961-4400
--------------------------------------------------------------------------------
         Fax         919-254-2167                        781-961-4508
--------------------------------------------------------------------------------

     Each party may change the aforesaid contract coordinators or addresses at any time by written notice to the other party's contract coordinator.

9.9 Headings Not Binding. Headings used in this Agreement are for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

9.10 Order of Precedence. In the event of an inconsistency, the order of precedence shall be: (a) this Agreement, and then (b) any applicable confidential agreement that may cover the subject matter of this Agreement. Any terms contained in any invoices, acknowledgments, shipping instructions or other forms issued under or in connection with this Agreement that are inconsistent with, different from or additional to the terms of this Agreement shall be void and of no effect.

9.11 Survival. The rights and obligations in this Agreement of sections and subsections 4.6, 5.0, 6.0, 7.0, 8.0, and 9.0, as well as section B of Attachment 1 shall survive and continue after termination or expiration of this Agreement and shall remain in full force and effect, and shall bind the Parties and their legal representatives, successors, heirs and assigns. In addition;

     (a) The rights and licenses granted in Section 2.0 shall survive and continue in full force and effect after any termination of this Agreement for Cause by IBM as specified in Section 8, for the remainder of the Term;

     (b) The rights and licenses granted in Section 2.0 shall survive and continue in full force and effect after any termination of this Agreement for Cause by NEI for the remainder of the Term, subject to the payment of royalties to NEI as specified in Attachment 1 of this Agreement;

     (c) The rights and licenses granted in Sections 2.0(a) and 2.0(b) and 2.0(d) shall survive and continue in full force and effect upon any termination or expiration of this Agreement for the limited purposes of the repair, replacement and servicing of Products manufactured prior to such termination or expiration;

     (d) The rights and licenses granted in Section 2.0(c) shall survive and continue in full force and effect after the termination or expiration of this Agreement.

9.12 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

9.13 Amendment/Waiver. No amendment, modification or waiver of any provision of this Agreement shall be effective, unless it is set forth in a writing which refers to the provisions so affected and is signed by an authorized representative of each party. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy.

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission.  Asterisks denote omissions.

                                 Attachment 1

                       Manufacturing Package Description

A. The Manufacturing Package for the Product shall include, but not be limited to the following:

A list of descriptions, requirements, know-how, code and Product specifications which the Parties shall mutually agree upon and include in this Agreement by duly executed amendment and which shall be sufficient in scope to enable IBM to make or have made the Product.


B.   Royalty Description.

In accordance with subsection 4.1 of the Agreement, IBM agrees to pay NEI a royalty for each Product externally distributed (or used internally for purposes other than test or development) by IBM or any IBM subsidiary directly to an end user or to a distributor, or purchased at cost from NEI by IBM or any IBM subsidiary. There are no minimum royalties due. IBM and NEI agree to negotiate in good faith the terms of payment and reporting of royalties to NEI, but in no event shall any royalties for distribution be paid by IBM later than 45 days after the conclusion of each calendar quarter for the Products so distributed in such quarter, less adjustments for returns. Upon payment, IBM shall furnish NEI with an accounting statement of the royalties earned together with payment for any amount of royalty shown thereby to be due to NEI.

The per-unit-distributed, royalty cost of the license for units distributed by IBM will be as follows;
$[**] dollars) per unit for the first [**] units.
$[**] dollars) per unit for the next [**] units (units [**] through [**]). $[**] dollars) per unit for the next [**] units (units [**] through [**]). $[**] dollars) per unit for the next [**] units (units [**] through [**]). $[**] dollars) per unit for any units beyond [**] units.

The license to manufacture Product will continue for the life of this Agreement at cost of $[**] per unit above [**] units. The time at which no further Enhancements will be made to the Product defined under this license shall be determined by mutual agreement of both parties and included in this Agreement by duly executed amendment.

C.   Modifications to Product.

The following modifications to the Product will be made by NEI and included in the Manufacturing Package delivered to IBM under this license;

a) NEI agrees to modify the Product mechanicals such that the hard-drives can be removed in the field by IBM service personnel.

b) NEI agrees to reasonably support IBM in its modification of the Product bezel to meet IBM Industrial Design (ID) requirements. IBM acknowledges that all costs and expenses associated with such modification shall be the sole responsibility of IBM.

c) NEI will make appropriate code changes to the BIOS (Subject to AMI approval, as applicable), POST, CMbus, FOS and diagnostics to replace all references to NEI in such items to references to IBM in accordance with IBM requirements.

d) NEI will provide all currently-existing Product publications and allow IBM to modify them to meet IBM specifications. Currently available publications are (1) Hardware Specifications and (2) Install/Administrator Guide. In addition, (3) Procedures for Hard File Removal will also be provided by NEI.

e) NEI will make any necessary changes to the Product design such that the Product meets worldwide agency certification requirements as specified in Attachment 1 Section E, below.

D.   Intel Processor Enhancements.

NEI will agree to use commercially reasonable efforts to enhance the Manufacturing Package by adding a 600/100MHz processor/bus to the current implementation of the Product and adding a new motherboard (planar) for the support of a 133MHz front-side bus in order to keep the Product compatible with the most current Intel processor. NEI will use commercially reasonable efforts to deliver these Enhancements on a timely basis.

E.   Agency Certifications.

NEI will make any necessary changes to the Product design such that the Product meets the following worldwide agency certification requirements;

Product Safety
--------------
UL1950, CSA C22.2 No.950, TUV/CDE IEC950, Nom

Environment
-----------
Operating Temp: 10-35Deg C, 2133M alt, 8-80% Rel. Humidity Power off:
10-43Deg C, 5-80% Rel. Humidity Shipping: -40-60Deg C, 5-100% Rel. Humidity (exc. rain)

EMC
---
FCC Class A, CE Mark EMC r

                                 Page 14 of 14